Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01	457(h)	1,140,762(2)	$3.85(3)	$4,391,933.70(3)	0.0001102	$483.99

Equity	Common Stock, par value $0.01	457(c) and 457(h)	325,932(4)	$5.67(5)	$1,848,034.44(3)	0.0001102	$203.65

Equity	Common Stock, par value $0.01	457(h)	181,339(2)	$3.29(3)	$596,605.31(3)	0.0001102	$65.75

Total Offering Amounts					$6,836,573.45		$753.39

Total Fee Offsets(6)							—

Net Fee Due							$753.39

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.000001 per share (“Common Stock”), of OraSure Technologies, Inc. (the “Registrant”) which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)

Consists of shares issuable pursuant to new hire inducement restricted stock units granted between June 4, 2022, and August 8, 2022, to certain employees in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to their entering into employment with the Registrant.

(3)

Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of the exercise price of the applicable inducement stock option award.

(4)

Consists of shares issuable pursuant to new hire inducement performance-based restricted stock units granted on June 4, 2022, to a certain employee in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to her entering into employment with the Registrant.

(5)

Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 24, 2023.

(6)	The Registrant does not have any fee offsets.